Exhibit 99.1
PR/IR INQUIRIES:
Charles Messman
Investor Relations
(949) 362-2306
IR@smithmicro.com

Smith Micro Announces Follow-On Offering
PITTSBURGH, PA July 17, 2025 – Smith Micro Software, Inc. (the “Company” or “Smith Micro”) (Nasdaq: SMSI) today announced that it has entered into a definitive agreement with certain institutional and accredited investors for the issuance of an aggregate of 1,612,903 registered shares of the Company’s common stock (together with accompanying unregistered warrants) at a price of $0.93 per share. The warrants will enable the holders to purchase up to an aggregate of 1,612,903 shares of the Company’s common stock at an exercise price of $1.20 per share (subject to certain downward pricing adjustments, including anti-dilution protection), and will be issued in a private placement. The warrants will be immediately exercisable and will expire five years after issuance.
The registered offering and concurrent private placement will result in gross proceeds to the Company of approximately $1.5 million prior to fees and offering expenses. The Company intends to use the proceeds of the registered offering and concurrent private placement for working capital and general corporate purposes. The registered offering and concurrent private placement are expected to close by July 18, 2025, subject to customary closing conditions.
Chardan served as financial advisor to the Company in connection with the registered offering and concurrent private placement. Buchanan Ingersoll & Rooney PC served as legal counsel to the Company in the transactions, while Haynes and Boone, LLP served as legal counsel to the investors.
A shelf registration statement on Form S-3, File No. 333-287029, relating to the registered offering of the shares of common stock described above was filed with the Securities and

Smith Micro Announces Follow-On Offering
Exchange Commission (“SEC”) and declared effective on May 16, 2025. A prospectus supplement describing the terms of the registered offering and the accompanying base prospectus will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. The offering of the common stock in the registered offering may be made only by means of a prospectus. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the registered offering, when available, may be obtained by contacting: Smith Micro Software, Inc., 5800 Corporate Drive, Pittsburgh, PA 15237 Attn: Investor Relations, telephone: 412-837-5300, or by email at ir@smithmicro.com.
The warrants were offered and are being sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Accordingly, the warrants and underlying shares of common stock issuable upon exercise of the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws. The Company has agreed to file registration statements with the SEC registering the resale of the shares of common stock issuable upon exercise of the unregistered warrants issued in connection with the private placement concurrent with the registered offering.
This press release is not an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers around the world. From enabling Digital Family Lifestyle™ solutions to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. For more information,

Smith Micro Announces Follow-On Offering
visit www.smithmicro.com. Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc.
Forward-Looking Statements
Certain statements in this release are forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to the Company’s market and other conditions; the ability of the Company to satisfy all conditions precedent to the closing of the offering; the ability of the Company to satisfy its post-closing obligations in connection with the offering; the anticipated use of proceeds from the offering; and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “may,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including risks and uncertainties related to completion of the offering on the anticipated terms or at all, market conditions, risks that the closing of the offering may not occur, the Company’s ability to comply with covenants and other restrictions under the definitive offering agreements, the satisfaction of offering-related contractual post-closing obligations in connection with the transactions, and the anticipated uses of proceeds from the offering. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.